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                                                            EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



  We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-37913, 33-41664, 33-41665, 33-41783, 33-65754, 33-71010, 33-
  71008, 33-86368, 33-86370, 33-86372, 333-03429, 333-03427) pertaining to the
  Micrografx, Inc. Incentive and Nonstatutory Stock Option Plan, the Micrografx, Inc. Employee Stock Purchase Plan, the Micrografx, Inc. Restricted Stock Purchase Plan and the Micrografx, Inc. Directors Stock Purchase Plan of our report dated August 5, 1997, with respect to the consolidated financial statements and schedule of Micrografx, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1997.


                                 /s/ Ernst & Young LLP


  Dallas, Texas
  September 15, 1997